Exhibit 99.1

News Release

For more information contact:

Investor Relations:

David Banks

Vice President Investor Relations

262-879-5055

David.banks@fiserv.com

Media Relations:

Lori Stafford-Thomas

Asst. Vice President Corp. Communications

262-879-5130

Lori.stafford@fiserv.com

For immediate release:

Oct. 28, 2008

Fiserv Reports Third Quarter 2008 Results

Adjusted EPS up 16 percent to $0.81

Free cash flow through September 30 up 57 percent to $465 million

Company affirms 2008 earnings per share within previous guidance range

Brookfield, Wis., Oct. 28, 2008 – Fiserv, Inc. (NASDAQ: FISV), a leading provider of information technology solutions to the financial industry, today reported financial results for the third quarter of 2008. These financial results reflect the disposition of a 51% interest in Fiserv’s insurance operations (“Fiserv Insurance”) and beginning on July 15, 2008 the company no longer consolidates the revenues and expenses associated with Fiserv Insurance.

Total GAAP revenue was $1.08 billion for the third quarter compared with $924 million in 2007. Revenue for the year to date was up 32 percent to $3.68 billion compared with $2.79 billion in the prior year period.

GAAP earnings per share for the third quarter were $0.48, including a $0.15 after-tax loss from the sale of the majority interest in Fiserv Insurance due to tax expense associated with the sale, as compared with $0.73 in 2007. GAAP earnings per share for the first nine months of 2008 were $3.08, including $1.41 from discontinued operations, compared with $2.02 in 2007, which included $0.11 from discontinued operations.

Adjusted earnings per share from continuing operations for the quarter were up 16 percent to $0.81 compared with $0.70 for the third quarter of 2007. For the first nine months of the year, adjusted earnings per share were up 23 percent to $2.44 compared with $1.98 in 2007. Adjusted internal revenue growth was flat for the third quarter and up 2 percent for the year to date excluding Fiserv Insurance.

Adjusted operating margin increased 120 basis points to 26.5 percent in the third quarter, and increased 160 basis points to 25.9 percent for the first nine months of 2008 compared with the prior-year periods. The margin expansion resulted primarily from

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favorable changes in the company’s business mix, including the addition of CheckFree, which was acquired in December of 2007; operating leverage associated with the company’s business model; and capital and expense management across all business lines.

“Overall, we are pleased with our earnings and free cash flow results for both the quarter and year to date, which are consistent with our expectations. At the same time, internal growth continues to be challenged by market conditions impacting certain areas of our business,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Our business, which is well insulated by our long-term recurring revenue model and a diversified client base, continues to produce earnings and cash flow growth in the current environment.”

THIRD QUARTER BUSINESS AND OPERATING HIGHLIGHTS

•	Free cash flow increased 57 percent to $465 million for the first nine months of 2008 compared with the prior year period;

•

Adjusted operating margin in the payments segment through September 30 was 29.6 percent, up 310 basis points from the prior year period due to scale efficiencies, business mix, and strong operating leverage across these businesses;

•

Adjusted operating margin in the financial segment was 25.0 percent in the first nine months of 2008, a decrease of 50 basis points from the prior year period primarily due to weak results in the company’s lending businesses and reduced higher-margin revenue, such as license fees;

•

On Oct. 9, 2008, Fiserv sold CareGain, Inc. to Canopy Financial, a healthcare administration technology solutions provider. CareGain’s results, with annual revenues of less than $10 million, are now included as discontinued operations;

•	The company signed 138 clients for its electronic bill payment services in the quarter for a total of more than 400 clients signed for the year to date;

•

WireXchange, a fully automated Fiserv solution that enables financial institutions to complete end-to-end wire transfers, added 34 new clients in the quarter, with a total of 65 new financial institution clients installed so far in 2008;

•

Fiserv was ranked seventh among the top 100 global risk technology companies in the Chartis RiskTech 100 report issued in October 2008. The global report is recognized as the most comprehensive and prestigious study of the top technology firms active in the risk management market. This is Fiserv’s first entry into the top 100 which ranked the top risk technology firms based on a comprehensive review of the marketplace and a detailed assessment methodology covering functionality, core technology, organizational strength, customer satisfaction and market presence;

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•

Fiserv won a “Best of Show” award at the Finovate 2008 conference for its new Online Advantage, an integrated online solution that provides integrated online banking, bill pay, personal money management and other value added services;

•

Golden 1 Credit Union, the sixth largest credit union in the U.S., signed an agreement with Fiserv’s CheckFree using Consumer Source Capture. Golden 1 will benefit from this technology that allows its members to make home-based check deposits. This feature is designed to streamline their financial needs via personal computing technologies and serve as an effective tool for gaining market share.

•	The company repurchased 3.2 million shares of its common stock in the third quarter.

OUTLOOK FOR 2008

Fiserv expects its full-year 2008 adjusted earnings per share from continuing operations to be within a narrowed range of $3.28 to $3.32, which represents growth of 23 to 24 percent compared with adjusted earnings per share from continuing operations of $2.67 in 2007. The company expects fourth quarter 2008 adjusted internal revenue growth of 1 to 3 percent.

“We continue to be on track to achieve our earnings guidance for the year while delivering exceptional free cash flow,” said Yabuki. “We expect to meet our earnings commitments while continuing to invest in products and services which help our clients achieve success and spur future growth.”

EARNINGS CONFERENCE CALL

The company will discuss its third quarter 2008 results on a conference call and Webcast at 4 p.m. CDT on Oct. 28. To register for the event go to www.fiserv.com and click on the Q3 Earnings Webcast icon. Supplemental materials and an accompanying presentation will be available in the “For Investors” section of the website.

USE OF NON-GAAP FINANCIAL INFORMATION

We supplement our reporting of total revenues, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenues,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “adjusted operating margin,” “free cash flow,” “adjusted internal revenue growth,” and “adjusted internal revenue growth excluding Fiserv Insurance” in this earnings release. Management believes that adjustments for certain non-cash or unusual revenue or expense items, and the exclusion of certain pass-through revenues and expenses, enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures. In addition, we report “adjusted internal revenue growth excluding Fiserv Insurance” because we recently sold a majority interest in our Insurance segment and, accordingly, believe that these results reflect the performance of our remaining primary operations.

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Examples of such non-cash or unusual items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, and merger and integration expenses. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are described in detail on page 11. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenues, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

About Fiserv, Inc.

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial industry. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software, risk management and systems solutions. Headquartered in Brookfield, Wis., the company is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. In 2007, the company completed the acquisition of CheckFree, a leading provider of electronic commerce services. Fiserv reported nearly $4 billion in total revenue from continuing operations for 2007. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, anticipated adjusted earnings per share from continuing operations, adjusted internal revenue growth in 2008 and integrated sales and operational effectiveness targets for 2008. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “should,” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, the company’s ability to complete, and the timing of and the proceeds from, the sale of the remainder of the Fiserv ISS business, the company’s ability to

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successfully integrate CheckFree’s operations, changes in clients’ demand for the company’s products or services, pricing or other actions by competitors, the impact of the company’s Fiserv 2.0 initiatives, the health and stability of the financial services industry, a general economic slowdown and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)(2)

(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Processing and services	$874	$647	$2,764	$1,933
Product	206	277	914	859

Total revenues	1,080	924	3,678	2,792

Expenses
Cost of processing and services	506	389	1,617	1,180
Cost of product	162	223	765	684
Selling, general and administrative	198	120	625	371

Total expenses (1)	866	732	3,007	2,235

Operating income	214	192	671	557
Interest expense – net	(57)	(12)	(187)	(33)
Gain on sale of businesses (2)	19	—	19	—

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	176	180	503	524
Income tax provision (2)	(105)	(68)	(231)	(201)
Income from investment in unconsolidated affiliate - net of income taxes (2)	3	—	3	—

Income from continuing operations	74	112	275	323
Income from discontinued operations – net of income taxes (3)	4	9	232	20

Net income	$78	$121	$507	$343

GAAP earnings per share
Continuing operations (1)(2)	$0.45	$0.67	$1.67	$1.90
Discontinued operations (3)	0.03	0.05	1.41	0.11

Total	$0.48	$0.73	$3.08	$2.02

Diluted shares used in computing earnings per share	163.8	166.6	164.7	169.7

(1)

The 2008 results include the operations of CheckFree, which was acquired in December 2007. GAAP results for the third quarter and first nine months of 2008 include non-cash amortization of acquisition-related intangible assets in total expenses of $38 million ($0.14 per share) and $119 million ($0.44 per share), compared with $8 million ($0.03 per share) and $22 million ($0.08 per share) in the comparable 2007 periods, respectively, with the increase due primarily to the acquisition of CheckFree.

(2)

On July 14, 2008, Fiserv completed the sale of a 51% interest in the majority of its insurance businesses (Fiserv Insurance). After the date of sale, the company no longer consolidates revenues and expenses of Fiserv Insurance and instead reports its 49% share of net income as “income from investment in unconsolidated affiliate.” In connection with the transaction the company recorded a pre-tax gain on the sale of its majority interest of $19 million and a related income tax provision of $44 million, resulting in a net after-tax loss of $25 million ($0.15 per share). The company recorded the income tax provision related to the sale of its majority interest due primarily to a lower tax basis in its stock compared with the book basis of the net assets. Excluding the gain on sale of business and related income tax expense, the effective income tax rate from continuing operations would have been 38.9% for the third quarter and 38.7% for the first nine months of 2008.

(3)	The company has reported Fiserv ISS, Fiserv Health and certain lending and insurance businesses as discontinued operations.

See page 3 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED INCOME AND

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP income from continuing operations	$74	$112	$275	$323
Adjustments:
Merger costs and other adjustments (1)	16	—	48	—
Amortization of acquisition-related intangible assets	38	8	119	22
Tax benefit of adjustments	(21)	(3)	(65)	(8)
Loss on sale of businesses, net of tax (2)	25	—	25	—

Adjusted income from continuing operations	$132	$117	$402	$337

GAAP earnings per share - continuing operations	$0.45	$0.67	$1.67	$1.90
Adjustments - net of income taxes:
Merger costs and other adjustments (1)	0.06	—	0.18	—
Amortization of acquisition-related intangible assets	0.14	0.03	0.44	0.08
Loss on sale of businesses (2)	0.15	—	0.15	—

Adjusted earnings per share - continuing operations	$0.81	$0.70	$2.44	$1.98

Diluted shares used in computing earnings per share	163.8	166.6	164.7	169.7

(1)

Merger costs primarily represent expenses associated with the acquisition of CheckFree, including integration project management, retention bonuses and other expenses totaling $12 million in the third quarter and $28 million in the first nine months of 2008. In addition, in connection with the preliminary purchase price allocation, the company estimated the fair value of certain deferred revenue from license fees and other customer payments assumed in connection with the CheckFree acquisition. Revenue totaling $4 million in the third quarter and $20 million in the first nine months of 2008 would have been recognized by CheckFree or companies it acquired consistent with past practices. However, the company did not record such revenue during 2008 due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. The combination of these items, net of income taxes, resulted in a total of $0.06 per share in the third quarter and $0.18 per share in the first nine months of 2008.

(2)	Represents the net after-tax loss on the sale of a 51% interest in Fiserv Insurance.

See page 3 for disclosures related to the use of non-GAAP financial information.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	September 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$472	$297
Trade accounts receivable – net	561	836
Deferred income taxes	56	71
Prepaid expenses and other current assets	342	353
Assets of discontinued operations held for sale (1)	1,025	2,683

Total current assets	2,456	4,240
Property and equipment – net	302	370
Intangible assets – net	2,133	2,299
Goodwill	4,364	4,808
Other long-term assets	333	129

Total	$9,588	$11,846

Liabilities and Shareholders’ Equity
Trade accounts payable	$105	$181
Accrued expenses	545	597
Current maturities of long-term debt	8	510
Deferred revenues	284	351
Liabilities of discontinued operations held for sale (1)	876	2,112

Total current liabilities	1,818	3,751
Long-term debt	4,251	4,895
Deferred income taxes	562	574
Other long-term liabilities	182	159

Total Liabilities	6,813	9,379
Shareholders’ Equity	2,775	2,467

Total	$9,588	$11,846

(1)

Assets and liabilities of Fiserv ISS, Fiserv Health and certain lending and insurance businesses are reported as assets and liabilities of discontinued operations held for sale as of December 31, 2007. The company disposed of several of these businesses in 2008 and expects to dispose of the final portion of the Fiserv ISS and remaining insurance businesses by the end of the first quarter of 2009.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUING OPERATIONS (1)

(In millions, unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities
Net income	$507	$343
Adjustment for discontinued operations	(232)	(20)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	31	4
Share-based compensation	26	19
Excess tax benefit from exercise of stock options	(2)	(10)
Gain on sale of businesses	(19)	—
Income from investment in unconsolidated affiliate	(3)	—
Amortization of acquisition-related intangible assets	119	22
Depreciation and other amortization	157	106
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(3)	(24)
Prepaid expenses and other assets	(14)	(12)
Trade accounts payable and other liabilities	44	2
Deferred revenues	(32)	(23)

Net cash provided by operating activities	579	407

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(139)	(111)
Payment for acquisitions of businesses, net of cash acquired	(40)	(93)
Proceeds from sale of businesses, net of expenses paid	513	—
Other investing activities	(18)	—

Net cash provided by (used in) investing activities	316	(204)

Cash flows from financing activities
(Repayments of) proceeds from long-term debt – net	(1,148)	198
Issuance of common stock and treasury stock	34	41
Purchases of treasury stock	(244)	(469)
Excess tax benefit from exercise of stock options	2	10
Other financing activities	(12)	(9)

Net cash used in financing activities	(1,368)	(229)

Change in cash and cash equivalents	(473)	(26)
Net cash transactions from discontinued operations	648	42
Beginning balance	297	116

Ending balance	$472	$132

(1)	Cash flows from discontinued operations are excluded from the above Condensed Consolidated Statements of Cash Flows for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

FINANCIAL RESULTS BY SEGMENT

(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Total Company (1)
Revenues	$1,080	$924	$3,678	$2,792
Prescription product costs	(20)	(99)	(312)	(297)
Output solutions postage reimbursements	(51)	(37)	(145)	(116)
Deferred revenue adjustment	4	—	20	—

Adjusted revenues	$1,013	$788	$3,241	$2,379

Operating income	$214	$192	$671	$557
Merger costs and other adjustments	16	—	48	—
Amortization of acquisition-related intangible assets	38	8	119	22

Adjusted operating income	$268	$200	$838	$579

Operating margin	19.8%	20.8%	18.2%	19.9%
Adjusted operating margin	26.5%	25.3%	25.9%	24.3%
Financial Institution Services (“Financial”)
Revenues	$526	$503	$1,633	$1,528

Operating income	$128	$133	$409	$389

Operating margin	24.2%	26.4%	25.0%	25.5%
Payments and Industry Products (“Payments”)
Revenues	$529	$245	$1,572	$728
Output solutions postage reimbursements	(51)	(37)	(145)	(116)

Adjusted revenues	$478	$208	$1,427	$612

Operating income	$148	$56	$422	$162

Operating margin	28.1%	22.9%	26.9%	22.3%
Adjusted operating margin	31.0%	26.9%	29.6%	26.5%
Insurance Services (“Insurance”) (1)
Revenues	$33	$182	$513	$554
Prescription product costs	(20)	(99)	(312)	(297)

Adjusted revenues	$13	$83	$201	$257

Operating income	$3	$19	$44	$58

Operating margin	8.6%	10.4%	8.7%	10.5%
Adjusted operating margin	21.7%	22.8%	22.0%	22.6%
Corporate and Other
Revenues	$(8)	$(6)	$(40)	$(18)
Deferred revenue adjustment	4	—	20	—

Adjusted revenues	$(4)	$(6)	$(20)	$(18)

Operating loss	$(65)	$(16)	$(204)	$(52)
Merger costs and other adjustments	16	—	48	—
Amortization of acquisition-related intangible assets	38	8	119	22

Adjusted operating loss	$(11)	$(8)	$(37)	$(30)

(1)

On July 14, 2008, Fiserv completed the sale of a 51% interest in Fiserv Insurance. After the date of sale, the company no longer consolidates revenues and expenses of Fiserv Insurance and instead reports its 49% share of net income.

See page 3 for disclosures related to the use of non-GAAP financial information and the footnotes on pages 7 and 11 for explanations of adjustments to revenue and operating income. Operating margin percentages are calculated using actual, unrounded amounts.

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FISERV, INC. AND SUBSIDIARIES

ADJUSTED INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment	2008	2007	2008	2007
Financial	(3)%	2%	0%	3%
Payments	3%	10%	4%	10%

Total (2)	0%	3%	2%	4%

(1)

Adjusted internal revenue growth percentages are measured as the increase in adjusted revenues (see page 10) for the current period less “acquired revenue from acquisitions” divided by adjusted revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $298 million ($39 million in the Financial segment and $259 million in the Payments segment) for the third quarter of 2008 and $865 million ($108 million in the Financial segment and $757 million in the Payments segment) for the first nine months of 2008 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period.

(2)	Total adjusted internal revenue growth percentages are measured as explained above and are calculated using adjusted revenues for Total Company less Insurance as reflected on page 10.

Adjusted internal revenue growth percentage is a non-GAAP financial measure that the company believes is useful to investors because it presents internal revenue growth excluding postage reimbursements in the company’s output solutions business and the deferred revenue purchase accounting adjustment. See page 3 for disclosures related to the use of non-GAAP financial information.

FISERV, INC. AND SUBSIDIARIES

FREE CASH FLOW

(In millions, unaudited)

	Nine Months Ended September 30,
	2008	2007
Income from continuing operations	$275	$323
Share-based compensation	26	19
Pre-tax gain on sale of businesses	(19)	—
Income from investment in unconsolidated affiliate	(3)	—
Amortization of acquisition-related intangible assets	119	22
Depreciation and other amortization	157	106
Capital expenditures	(139)	(111)

Free cash flow before changes in working capital	416	359
Changes in working capital-net	24	(63)
Non-recurring items	25	—

Free cash flow	$465	$296

Net cash provided by operating activities	$579	$407
Capital expenditures	(139)	(111)
Non-recurring items	25	—

Free cash flow	$465	$296

The free cash flow calculation above has been adjusted for certain non-recurring payments totaling $25 million in the first nine months of 2008 related to after-tax merger costs and certain one-time liabilities assumed on the opening balance sheets of acquired companies. Management believes it is appropriate to exclude these payments from the normal calculation of free cash flow because they may not be indicative of the future free cash flow of the company.

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FISERV, INC. AND SUBSIDIARIES

FISERV 2.0 KEY METRICS, SALES QUOTA ATTAINMENT AND ELECTRONIC PAYMENT TRANSACTIONS

(In millions, unaudited)

Key Metrics	2008 Objective	YTD 2008 Attainment
		Dollars	Percentage
Integrated Sales (1)	$65	$56	86%
Operational Effectiveness (2)	$20	$19	95%
Overall Sales Quota Attainment (3)	100%	—	99%

(1)

Integrated Sales targets are exclusive of amounts included in the annual sales quota and include sales from a designated list of additional products sold to core processing clients. Dollar value is the amount of recurring annual revenue which does not include any one-time revenue.

(2)

Operational Effectiveness targets represent cost savings associated with Fiserv 2.0. The “2008 Objective” is the total amount of savings targeted to be attained in the measurement period which is incremental to the amount attained in 2007.

(3)

Overall Sales Quota Attainment is the traditional company-wide sales quota, which includes CheckFree and excludes incremental existing client sales included in the Integrated Sales metric. The 2008 attainment percentage represents year-to-date attainment of sales targets.

Electronic Payment Metrics	Q308	YTD 08
Bill Payment Transactions (4)	316.4	935.9
Bill Payment Year-over-Year Transaction Growth	12%	13%
e-Bills Delivered	75.9	221.0
e-Bill Growth Year-over-Year	19%	21%

(4)	Bill Payment Transactions represent on-line bill payment transactions occurring through financial institutions, brokerage firms or portals.

FISV-E

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